Exhibit 3.1

Secretary of State Corporations Division 315 West Tower 2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER	:	052440999
	CONTROL NUMBER	:	0548051
	EFFECTIVE DATE	:	09/01/2005
	REFERENCE	:	0077
	PRINT DATE	:	09/01/2005
	FORM NUMBER’	:	172

KILPATRICK STOCKTON LLP

PATRICIA L. COBB

1100 PEACHTREE STREET, SUITE 2800

ATLANTA, GA 303094530

CERTIFICATE OF RESTATED ARTICLES OF ORGANIZATION

I, Cathy Cox, the Secretary of State of the State of Georgia, do hereby certify under the seal of my office that the articles of organization of

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC

A GEORGIA LIMITED LIABILITY COMPANY

have been duly restated and amended by the filing of restated articles of organization in the Office of the Secretary of State and by the paying of fees as provided by Title 14 of the Official Code of Georgia Annotated. Attached hereto is a true and correct copy of said articles of restatement.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on the date set forth above.

Cathy Cox Secretary of State

AMENDED AND RESTATED ARTICLES OF ORGANIZATION

OF

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC

FORMED UNDER THE LAWS OF THE STATE OF GEORGIA

(Under Section 14-11-210 of the Georgia Limited Liability Company Act)

To the Secretary of State

State of Georgia

Article 1. Name.  The name of the limited liability company (the “Company”) is Wells Mid-Horizon Value-Added Fund I, LLC.

Article 2. Date of Filing.  The date the articles of organization of the Company were filed in the Office of the Secretary of State of the State of Georgia is July 15, 2005.

Article 3. Registered Office and Agent.  The registered office of the Company is located at 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092. The registered agent of the Company at its registered office is Kirk A. Montgomery.

Article 4. Organizer.  The name and address of the organizer are as follows:

Sharon P. Greenaway

Kilpatrick Stockton LLP

1100 Peachtree Street, N.E.

Suite 2800

Atlanta, Georgia 30309

Article 5. Principal Office.  The mailing address of the principal officer of the Company is 6200 The Corners Parkway, Suite 250, Norcross, Georgia 30092.

Executed on September 1, 2005.

Sharon P. Greenway, Organizer